Adicet Reports First Quarter 2022 Financial Results and Provides Business Updates

Interim data from ADI-001 Phase 1 trial accepted for oral presentation at 2022 ASCO Annual Meeting

Strong balance sheet with $277.9million in cash and cash equivalents as of

March 31, 2022

MENLO PARK, Calif. and BOSTON, Mass. – May 12, 2022 – Adicet Bio, Inc. (Nasdaq: ACET), a clinical stage biotechnology company discovering and developing first-in-class allogeneic gamma delta chimeric antigen receptor (CAR) T cell therapies for cancer, today reported financial results and operational highlights for the first quarter ended March 31, 2022.

“We made steady progress with the clinical development of our lead asset ADI-001 during the first quarter of 2022 and look forward to reporting updated clinical data from our Phase 1 study of ADI-001 in an oral presentation at the American Society of Clinical Oncology (ASCO) Annual Meeting in June,” said Chen Schor, President and Chief Executive Officer at Adicet Bio. “We are also pleased with the progress of several additional pre-clinical pipeline programs and expect to share more information about our growing pipeline in the near future.”

First Quarter 2022 and Recent Operational Highlights:

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Presented ADI-001 Preclinical Data at ISCT. In May, Adicet announced data from a preclinical evaluation of ADI-001 at the International Society for Cell and Gene Therapy (ISCT) Annual Meeting highlighting potential advantages of the non-gene-edited approach for its investigational allogeneic gamma delta CAR T cell therapy targeting CD20 for B cell malignancies.
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Granted Fast Track Designation. In April, Adicet announced that the U.S. Food and Drug Administration granted Fast Track Designation to ADI-001 for the potential treatment of relapsed or refractory B-cell Non-Hodgkin’s lymphoma (NHL).
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Additional ADI-001 Phase 1 study data to be presented at the 2022 ASCO Annual Meeting. In April, Adicet announced that Sattva S. Neelapu, M.D., from The University of Texas MD Anderson Cancer Center will deliver an oral presentation titled, “A phase 1 study of ADI-001: Anti-CD20 CAR-engineered allogeneic gamma delta (γδ) t cells in adults with B-cell malignancies” at the American Society of Clinical Oncology (ASCO) during a Clinical Science Symposium entitled “Beating Bad Blood: The Power of Immunotherapy in Hematologic Malignancies” from 8:00am to 9:30am CDT on June 6, 2022.
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Publication of ADI-001 preclinical data in Clinical and Translational Immunology. In February, Clinical and Translational Immunology published data highlighting the key properties of ADI-001, the Company’s investigational therapy targeting CD20 for the potential treatment of B-cell NHL. These preclinical findings highlight the anti-tumor mechanism of ADI-001’s profile by maintaining the TCR gamma repertoire, preserving the adaptive targeting potential enabling tumor recognition and killing, as well as maintaining innate targeting activity. In vitro analysis showed faster kinetics compared to alpha beta T cells expressing the same CD20 CAR, whereas in vivo analysis demonstrated potent inhibition of tumor growth with activated innate and adaptive pathways contributing to the efficacy profile.
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Regeneron licensed the exclusive, worldwide rights to ADI-002. In January, Regeneron Pharmaceuticals, Inc. (Regeneron) exercised its option to license the exclusive, worldwide rights to ADI-002, an allogeneic gamma delta CAR T cell therapy directed against Glypican-3. In conjunction with the exercise of the option, Regeneron paid an exercise fee of $20.0 million to Adicet and the Company completed the transfer of the associated license rights to Regeneron by March 31, 2022.

Financial Results for First Quarter 2022:

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Research and Development (R&D) Expenses: R&D expenses were $13.5 million for the three months ended March 31, 2022, compared to $11.8 million during the same period in 2021. The $1.7 million increase is primarily driven by a $0.6 million increase in payroll and personnel expenses resulting from an increase in overall headcount, a $0.4 million increase in lab supplies and consumables expenses and $0.4 million increase in contract manufacturing organization and other externally sponsored R&D expense. In addition, there was a $0.4 million increase in facility and other expenses. This was partially offset by a $0.2 million decrease in contract research organization expense related to initial setup fees for the Company’s Phase 1 trial. Payroll and personnel expenses for the three months ended March 31, 2022 includes $1.7 million of non-cash stock-based compensation expense, compared to $1.6 million during the same period in 2021.
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General and Administrative (G&A) Expenses: G&A expenses were $6.8 million for the three months ended March 31, 2022, compared to $5.6 million during the same period in 2021. The $1.2 million increase is primarily driven by a $1.5 million increase in payroll and personnel fees, which was partially offset by a $0.3 million decrease in professional service fees. Payroll and personnel expenses for the three months ended March 31, 2022 includes $2.6 million of non-cash stock-based compensation expense, compared to $1.5 million during the same period in 2021.
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Net Income/Loss: Net income attributable to common shareholders for the three months ended March 31, 2022 was $4.6 million, or a net income per basic share of $0.12 and per diluted share of $0.10, which includes non-cash stock-based compensation expense of $4.4 million. Net loss attributable to common shareholders was $21.3 million during the same period in 2021, or a net loss of $0.82 per basic and diluted share, including non-cash stock-based compensation expense of $3.0 million.
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Cash Position: Cash and cash equivalents were $277.9 million as of March 31, 2022, compared to $277.5 as of December 31, 2021. The Company expects that current cash and cash equivalents as of March 31, 2022 will be sufficient to fund its operating expenses into the second half of 2024.

About Adicet Bio, Inc.

Adicet Bio, Inc. is a clinical stage biotechnology company discovering and developing allogeneic gamma delta T cell therapies for cancer and other diseases. Adicet is advancing a pipeline of “off-the-shelf” gamma delta T cells, engineered with chimeric antigen receptors and T cell receptor-like targeting moieties to enhance selective tumor targeting, facilitate innate and adaptive anti-tumor immune response, and improve persistence for durable activity in patients. For more information, please visit our website at http://www.adicetbio.com.

Forward-Looking Statements

This press release contains "forward-looking statements" of Adicet within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding Adicet’s business plans and focus, strategy, and operations including, but not limited to, preclinical and clinical development of Adicet’s product candidates, such as future plans or expectations for ADI-001, potential safety, tolerability and therapeutic effects of ADI-001 and the planned release of interim clinical data from Adicet’s Phase 1 trial of ADI-001 in NHL patients; the progress of Adicet’s pre-clinical pipeline programs; and Adicet’s growth as a company and its expectations regarding its uses of capital, expenses, future accumulated deficit and financial results. Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements, including without limitation, the effect of COVID-19 on Adicet’s business and financial results, including with respect to disruptions to the Company’s clinical trials, business operations, employee hiring and retention, and ability to raise additional capital; Adicet’s ability to execute on its strategy, including obtaining the requisite regulatory approvals on the expected timing, if at all; that positive results from a clinical study may not necessarily be predictive of the results of future or ongoing clinical studies; regulatory approval processes of the FDA and comparable foreign regulatory authorities are lengthy, time-consuming, and inherently unpredictable; as well as those risks and uncertainties set forth in the company’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Adicet’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Adicet’s most recent annual report on Form 10-K and our periodic reports on Form 10-Q and Form 8-K filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in Adicet’s other filings with the SEC. All information in this press release is as of the date of the release, and Adicet undertakes no duty to update this information unless required by law.

Adicet Bio, Inc.

Investor and Media Contacts

Anne Bowdidge

abowdidge@adicetbio.com

Janhavi Mohite

Stern Investor Relations, Inc.

212-362-1200

janhavi.mohite@sternir.com

ADICET BIO, INC.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue—related party	$24,990	$(3,981)
Operating expenses:
Research and development	13,483	11,743
General and administrative	6,801	5,630
Total operating expenses	20,284	17,373
Income (loss) from operations	4,706	(21,354)
Interest income	32	41
Interest expense	(18)	(50)
Other expense, net	(102)	(4)
Income (loss) before income tax benefit	4,618	(21,367)
Income tax benefit	—	(48)
Net income (loss)	$4,618	$(21,319)
Net income (loss) per share attributable to common stockholders, basic	$0.12	$(0.82)
Net income (loss) per share attributable to common stockholders, diluted	$0.10	$(0.82)
Weighted-average common shares used in computing net income (loss) per share attributable to common stockholders, basic	39,823,246	26,099,954
Weighted-average common shares used in computing net income (loss) per share attributable to common stockholders, diluted	45,958,941	26,099,954
Other comprehensive loss:
Unrealized loss gain on marketable debt securities, net of tax	—	(22)
Total other comprehensive loss	—	(22)
Comprehensive income (loss)	$4,618	$(21,341)

ADICET BIO, INC.

Balance Sheet Data

(in thousands)

(unaudited)

	March 31, 2022	December 31, 2021
Cash and cash equivalents	$277,883	$277,544
Working capital	271,131	266,121
Total assets	340,151	338,938
Contract liabilities – related party, current	—	4,805
Accumulated deficit	(163,706)	(168,324)
Total stockholders’ equity	311,084	303,129